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                                                         EXHIBIT 23.2



Consent of Harman, Thompson, Mallory and Ice, A.C.,  Independent Auditors


As independent auditors, we hereby consent to the incorporation by reference in this Annual Report (Form 10-K) of our report dated March 6, 1998 with respect to the consolidated financial statements of Commercial BancShares, Inc. and Subsidiaries at December 31, 1997 and 1996 and for the three years ended December 31, 1997, prior to their restatement for the 1998 pooling-of-interests with WesBanco, Inc., included in this Annual Report for the year ended December 31, 1998 filed with the SEC.




                                  /s/ Harman, Thompson, Mallory and Ice, A.C.


Parkersburg, West Virginia
March 27, 2000